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                                                                     Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made by and between Amedisys, Inc. (the "COMPANY") and the investors listed on Schedule I hereto (collectively, the "INVESTORS" and each an "INVESTOR"), each of who has executed a signature page hereto.

                                    RECITALS

         A. The Investors desire to purchase from the Company and the Company desires to sell in connection with a private placement (the "OFFERING") of up to 1,460,000 shares (the "SHARES") of the Company's common stock, par value $.001 ("COMMON STOCK"), upon the terms set forth in the Company's Subscription Agreement and Offering Summary dated April 3, 2002.

         B. To induce the Investors to purchase Shares, the Company is willing under certain circumstances to register under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "SECURITIES ACT"), the Shares.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

         1.       Required Registrations.

                  (a) The Company will include the Registrable Securities (as defined below) in a registration statement (the "AUTOMATIC REGISTRATION STATEMENT") which the Company will prepare and file with the United States Securities and Exchange Commission (the "SEC") under the Securities Act as soon as practicable following the closing of the Offering and use its best efforts to have declared effective within sixty (60) days of the closing of the Offering, so as to permit the public trading of the Registrable Securities no later than sixty (60) days after the closing of the Offering.

                  (b) If the Company fails to file the Automatic Registration Statement within thirty (30) days of the closing of the Offering, the Company shall make a cash payment to the Investors, on a pro rata basis, equal to two percent (2%) of the proceeds of the Offering; thereafter, the Company will make an additional and comparable two percent (2%) payment to the Investors for every sixty (60) days that passes thereafter within which the Company does not file said Automatic Registration Statement.

                  (c) Once the Automatic Registration Statement is declared effective by the SEC, the Company shall prepare and file with the SEC such amendments and supplements to such Automatic Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Automatic Registration Statement effective until at least the earlier date to occur (the "RELEASE DATE") of (i) the date that all of the Registrable Securities have been sold pursuant to the Automatic Registration Statement and (ii) the date that the holders of the Registrable Securities receive an opinion of counsel to the Company that they may sell their Registrable Securities

         (without limitation or restriction as to quantity or timing and without registration under the Act) pursuant to Rule 144(k) of the Act or otherwise.

                  (d) The Registration Expenses shall be paid by the Company with respect to all registrations effected pursuant to this Section.

         2. Restrictions on Transfer. Each Investor shall not sell or offer to sell any Registrable Securities until after the earlier to occur of the Automatic Registration Statement having been declared effective or the date the holders of the Registrable Securities receive an opinion of counsel to the Company that they may sell their Registrable Securities (without limitation or restriction as to quantity or timing and without registration under the Securities Act) pursuant to Rule 144(k) of the Securities Act or otherwise.

         3. Registration Procedures. In connection with any registration of Registrable Securities, the Company shall:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement on the appropriate form under the Securities Act, which form shall be available for the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                  (b) notify each holder of Registrable Securities of the effectiveness of the registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary or appropriate to keep such registration statement effective for the period required for sale of the Registrable Securities and cause such prospectus as so supplemented to be filed as required under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions where such registration or

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

         qualification is required as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d); (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact required to be stated therein or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cooperate with selling holders of Registrable Securities and the managing underwriters, if any, to: (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; (ii) enable such Registrable Securities to be in such denominations and registered in such names as the selling holders or managing underwriters, if any, may request at least ten (10) business days prior to any sale of Registrable Securities; and (iii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (g) enter into such agreements as are customary with regard to registrations of the type being conducted with respect to the Registrable Securities (including, if there is an underwriter, underwriting agreements in customary form);

                  (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company that is customary, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, provided, however, that the Company's obligation pursuant to this
         Section 2(h) shall be conditioned upon such underwriter's, attorney's, accountant's or other agent's signing a standard confidentiality agreement in a form reasonably satisfactory to the Company;

                  (i) cooperate, and cause the Company's officers, directors, employees and independent accountants to cooperate, with selling holders of Registrable Securities and


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

         the designated underwriter, if any, in the sale of the Registrable Securities and take any actions necessary to promote, facilitate or effectuate such sale;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission;

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

         4. Sales Pursuant to Rule 144 / S-3 Registrations. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder of Registrable Securities to sell securities of the Company to the public without registration or pursuant to registration on Form S-3, the Company agrees to use its best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) take such action as is necessary to enable the holders of Registrable Securities to utilize Form S-3 for the sale of the Shares;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

                  (d) take further action as a majority of the holders of the Registrable Securities may reasonably request, to the extent required to enable such holders to sell Registrable Securities pursuant to: (a) Rule 144 and 144A adopted by the SEC under the Securities Act (as such rules may be amended from time to time) or any similar rules or regulations hereafter adopted by the SEC; or (b) a registration statement on Form S-2 or S-3 (if the Company is then able to use such form) or any similar registration form hereafter adopted by the SEC. Upon the request of the majority of the holders of the Registrable Securities, the Company shall promptly supply such holders or their respective prospective transferees with all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A under the Securities Act (or any similar provision then in force).

         5.       Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required under the rules and regulations of the NASD); (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection


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

         with blue sky qualifications and determination of their eligibility for investment under applicable laws); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees and disbursements of custodians, counsel for the Company and all independent certified public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding underwriters' discounts and commissions) and other Persons retained by the Company; (vi) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);
         (vii) the expense of any annual audit or quarterly review; (viii) the expense of any liability insurance if such insurance coverage is obtained by the Company; and (ix) the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the Nasdaq shall be borne by the Company.

                  (b) Except as provided in Section 5(a), each holder of Registrable Securities included in any registration hereunder shall pay the discounts and commissions allocable to the Registrable Securities of the holder and the fees and expenses of its counsel.

         6.       Indemnification and Contribution

                  (a) The Company agrees to indemnify each holder of Registrable Securities which is included in a registration statement pursuant to
         Section 1 herein, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company and any underwriter reasonably requests for use in connection with any such registration statement or prospectus and shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not


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

         misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect to any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the holder of Registrable Securities in connection with the statements or omissions that resulted in such losses, claim, damages, liabilities or expenses. The relative fault of the Company and the holder of Registrable Securities in connection with the statements that resulted in such losses, claims, liabilities or expenses shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material facts or the omission or alleged omission to state a material fact relates to information supplied by the Company or the holder of Registrable Securities and the parties relative intent, knowledge, access to information and opportunity to correct such statement or omission.

                  (e) Notwithstanding any other provision of this Section, the liability of any holder of Registrable Securities for indemnification or contribution under this Section shall not exceed an amount equal to the number of shares sold by such holder of Registrable Securities multiplied by the net amount per share which he receives in such underwritten offering.

                  (f) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         7.       Definitions.



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

         "NASD" means the National Association of Securities Dealers.

         "Person" means any individual, corporation, partnership, limited liability company, trust, estate, association, cooperative, government or governmental entity (or any branch, subdivision or agency thereof) or any other entity.

         "Registrable Securities" means: (i) the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities, whether or not such acquisition has actually been effected.

         "Securities Act" means the Securities Act of 1933, as amended.

         8.       Miscellaneous.

                  (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

                  (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. A person is deemed to be a holder of Registrable Securities whenever such person is the registered holder of Registrable Securities. Upon the transfer of any Registrable Securities, the transferring holder of Registrable Securities shall cause the transferee to execute and deliver to the Company a counterpart of this Agreement.

                  (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one


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         party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (f) Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (g) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of Connecticut, without giving effect to any choice of law or conflict of law rules or provisions (whether of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Connecticut.

                  (h) Consent to Jurisdiction: Service of Process. The Company and Investor hereby irrevocably consent to the jurisdiction of the State of Connecticut and any and all actions and proceedings in connection with this Agreement, and irrevocably consent, in addition to any methods of service of process permissible under applicable law, to service of process by certified mail, return receipt requested to the address of Company and Investor as set forth herein. Nothing in this Section shall affect or limit the right of any Investor to serve legal process in any other manner permitted by law. The Company and Investor agree that in any action or proceeding brought by them in connection with this Agreement or the transactions contemplated hereby, exclusive jurisdiction shall be in the courts of the Courts of Connecticut.

         IN WITNESS WHEREOF, the undersigned has executed this Registration Rights Agreement this 23rd day of April, 2002.

AMEDISYS, INC.                                                    INDIVIDUAL, PARTNERSHIP, CORPORATION
                                                                  OR TRUST:


                                                                  ----------------------------------------------------
By: /s/ WILLIAM F. BORNE                                          [Signature]
    ---------------------------------------------------
Its: Chief Executive Officer
    ---------------------------------------------------

                                                                  ----------------------------------------------------
                                                                  [Print Name of Subscriber Organizations if
                                                                  applicable]


                                                                  ----------------------------------------------------
                                                                  [Print Name of Person Signing and, if applicable,
                                                                  Title]



                                                               Address:
                                                                       ------------------------------------------
                                                                       ------------------------------------------


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                                   SCHEDULE I

                                LIST OF INVESTORS

Conus Fund LP
East Hudson Inc.
The Conus Fund Offshore LTD
Duck Partner, LP
Hull Associates, LP
C.S.L. Associates LP
J.W. Focused Growth Fund, L.P.
Blanco Partners, LP
Ellen W. Johnston c/o Bank of Bermuda
Rosebury, L.P.
Meteoric, L.P.
The D3 Family Fund, LP
Henry E. Hooper
James A. Lawrence
Jeffrey D. Zients
Michael A. D'Amato
Alan B. Zients
Olivier Roux
Peter Van Oppen
Schuyler F. Hoss & Rhona S. Ross
Schuyler F. Hoss IRA
Haredale Ltd.
James Henry Hildenbrandt
Toxford Corp.
London Family Trust
London Family Trust
The Pinnacle Fund, L.P.
Judi Schindler
Westpark Capital L.P.
Southwell Partners, L.P.
J. Steven Emerson IRA R/O II, Bear Stearns Securities Corp., Custodian Glacier Partners
DHL Capital Management
Ponte Vedra Partners Ltd
Dolphin Offshore Partners, L.P.
Smoke Holdings
William M. Sams
Michael M. Howard